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                                                                       EXHIBIT 5


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
                                                   BASS, BERRY & SIMS PLC
                                          A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                      ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                      DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                      REPLY TO:                                AMSOUTH CENTER
         KNOXVILLE, TN 37902                           AMSOUTH CENTER                    315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                    315 DEADERICK STREET, SUITE 2700               NASHVILLE, TN 37238-3001
                                                  NASHVILLE, TN 37238-3001                        (615) 742-6200
            MEMPHIS OFFICE                             (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                    WWW.BASSBERRY.COM                         29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                               NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                        (615) 255-6161

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                                  June 29, 2005

O'Charley's Inc.
3038 Sidco Drive
Nashville, Tennessee  37204

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the CHUX Ownership Plan (the "Plan") to be filed by you with the Securities and Exchange Commission covering 675,000 shares (the "Shares") of no par value common stock of O'Charley's Inc., a Tennessee corporation (the "Company"), issuable pursuant to the Plan.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Bass, Berry & Sims PLC